Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of SciSparc Ltd. and to the incorporation by reference therein of our report dated April 28, 2022, with respect to the consolidated financial statements of SciSparc Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
July 7, 2022	Kost Forer Gabbay & Kasierer
A member firm of Ernst & Young Global